Exhibit 99.2
1 Trademark of Trinseo PLC or its affiliates Fourth Quarter 2025 Financial Results March 13, 2026

2 Disclosure Rules Disclosure Rules This presentation may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” ”estimate,” “see,” “outlook,” “will,” “may,” “might,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would,” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to continue as a going concern; our ongoing discussions with our financial stakeholders; our significant levels of indebtedness and our ability to service, repay or refinance our indebtedness; our ability to meet the covenants under our existing indebtedness; deterioration of our credit profile limiting our access to commercial credit; delisting of our ordinary shares from the New York Stock Exchange; conditions in the global economy and capital markets, including persistent decreased customer demand and the impact of tariffs on global trade relations; our ability to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; increased energy costs; the timing of, and our ability to complete, a sale of our interest in Americas Styrenics; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; our ability to generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results and liquidity position of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section and in the accompanying press release.

3 Summary Q4 2025 Results • Net loss of $251 million and EPS of negative $6.98 included pre-tax restructuring and other charges of $127 million primarily related to the closures of virgin MMA production operations at our facilities in Italy and the polystyrene assets in Germany • Adjusted EBITDA* of $26 million was inclusive of $6 million of unfavorable net timing and negative equity income from Americas Styrenics • Continuation of challenging supply/demand dynamics as well as year-end seasonality impacts * See Appendix for a reconciliation of non-GAAP measures Cash Generation & Liquidity • Fourth quarter cash provided by operations of $23 million and capital expenditures of $16 million resulted in Free Cash Flow* of $7 million • Fourth quarter ending cash of $149 million (of which $2 million was restricted) and total liquidity of $334 million Q4 Highlights • Continued focus on expansion of our strategic businesses, with 5% volume growth in our growth platforms and 8% volume growth in our recycled content containing sales • Formally ceased production of MMA in September and discontinued our polystyrene operations in Schkopau at the end of December

4 Trinseo’s Triple Zero Safety Standard 15 ALL Global R&D Teams 22 Production /Recycling Facilities 2 Site Service Teams 2025 Triple Zero Awards: 2025 Highlights: Exceeded ACC top quartile performance 85% of eligible teams achieved Triple Zero performance High levels of Leadership and Employee Engagement especially during Hand Safety Month and Safe Summer & Beyond Program Zero recordable injuries Zero spills Zero process safety events

5 Q4 2025 Sales and Volume Summary Q4 Net sales in $millions Q4 Volume variances exclude styrene-related sales Fourth Quarter Volume Drivers: Europe • Lower volumes in Latex Binders paper & board and textile due to mill closures and competitive pressures, partially offset by polystyrene U.S. • Lower volumes driven by polycarbonate sales ahead of the Stade, Germany plant closure in 2024 • Higher volumes in PMMA resins and ABS due to share gain, offset by weak demand in building & construction and automotive end applications • Lower volumes in Latex Binders paper & board and textile Asia • Growth in Engineered Materials and Latex Binders was offset by lower demand in Polymer Solutions

Trinseo Q4 2025 Financial Results



Net Sales & Net Loss ($MM)
Q4'25
Q4'24
$663
$821
($251)
($118)
Net Sales
Net Loss



EPS ($)
Q4'25
Q4'24
($6.98)
($3.33)
($2.56)
($2.67)
Diluted EPS
Adj EPS*



Adjusted EBITDA* ($MM)
$26
$26
Q4'25
Q4'24

Net Sales

Vol	Price	FX	Total
(10%)	(11%)	2%	(19%)

- **Versus prior year: Adjusted EBITDA* of $26 million was flat mainly driven by lower volumes and unfavorable mix effects, offset by savings from restructuring initiatives**
- **Versus prior quarter: Adjusted EBITDA* decreased $5 million primarily due to lower volumes, product mix impacts, and lower equity earnings, only partially offset by lower fixed costs**
- **Equity affiliate income from Americas Styrenics was negative $7 million in the quarter, versus negative $10 million in prior year and negative $2 million in prior quarter, with the sequential decline primarily due to lower margins**

* See Appendix for a reconciliation of non-GAAP measures

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7 Engineered Materials • Versus prior year: Adjusted EBITDA was flat with savings from the closure of our virgin MMA production facilities in Italy, offsetting the lower sales volumes. • Versus prior quarter: Adjusted EBITDA improvement in our more formulated PMMA resin products, was offset by normal fourth quarter seasonality in automotive, consumer electronics and building and construction • Volumes of recycled content containing products in Engineered Materials grew 15% for the quarter Vol Price FX Total (10%) (4%) 1% (13%) $240 $276 Qtr4 2025 Qtr4 2024 Net Sales ($MM) $27 $27 Qtr4 2025 Qtr4 2024 Adjusted EBITDA ($MM) 63 71 Qtr4 2025 Qtr4 2024 Volume (kt)

8 • Versus prior year: Adjusted EBITDA was $10 million lower due to lack of demand and lower margins primarily in textile and paper & board applications in Europe • Versus prior quarter: Paper & board and textile volumes declined primarily driven by North America due to pronounced seasonality and inventory management • Sales volumes in battery binders were up 19% versus prior quarter and 53% versus prior year for the quarter as we continue to grow our portfolio Latex Binders Vol Price FX Total (5%) (16%) 2% (19%) $176 $218 Qtr4 2025 Qtr4 2024 Net Sales ($MM) $9 $19 Qtr4 2025 Qtr4 2024 Adjusted EBITDA ($MM) 93 97 Qtr4 2025 Qtr4 2024 Volume (kt)

9 Polymer Solutions • Versus prior year: Adjusted EBITDA of $15 million was $2 million below prior year, primarily from unfavorable mix • Versus prior quarter: Adjusted EBITDA increased $11 million due to margin improvement and pre-buying of polystyrene at year-end in advance of anticipated styrene monomer price increases * Volume excludes styrene-related sales Vol Price FX Total (13%) (14%) 2% (25%) $246 $327 Qtr4 2025 Qtr4 2024 Net Sales ($MM) $15 $17 Qtr4 2025 Qtr4 2024 Adjusted EBITDA ($MM) 161 172 Qtr4 2025 Qtr4 2024 Volume* (kt)

10 Debt and Liquidity (Q4 2025) Cash and Borrowing Debt Maturity Schedule ($ millions) Facilities ($ millions) Revolving Credit Facility* AR Securitization** Cash*** $334MM Combined Cash and Availability under Committed Facilities**** * Revolving Credit Facility available funds of $192 million is net of $33 million outstanding letters of credit ** AR Securitization Facility available borrowing base of $121 million with total facility capacity $150 million *** Cash of $139 million excludes restricted cash of $2 million and cash held by certain unrestricted subsidiaries (as defined under our Credit Agreement) of $8 million **** We continue to engage and negotiate with our financial stakeholders to improve our capital structure; please reference our most recently filed Form 10-K for relevant disclosures $1,953 $442 2025 2026 2027 2028 Term Loans 2029 2L Senior Secured Notes $139 $3 $192

11 Appendix

Segment Information

(in $millions, unless noted)	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	2023	2024	2025
Engineered Materials	73	77	73	76	78	88	74	71	72	76	70	63	300	310	282
Latex Binders	112	117	112	106	119	111	106	97	98	92	97	93	447	434	380
Polymer Solutions	210	200	192	177	204	174	167	172	174	165	166	161	779	718	666
Trade Volume* (kt)	**396**	**393**	**377**	**359**	**402**	**374**	**347**	**340**	**345**	**334**	**333**	**317**	**1,525**	**1,462**	**1,329**
Engineered Materials	305	300	276	275	283	324	294	276	278	293	273	240	1,157	1,177	1,085
Latex Binders	249	255	224	215	241	252	242	218	209	204	198	176	943	954	788
Polymer Solutions	442	407	379	347	380	344	331	327	298	287	271	246	1,576	1,382	1,102
Net Sales	**996**	**963**	**879**	**837**	**904**	**920**	**868**	**821**	**785**	**784**	**743**	**663**	**3,675**	**3,513**	**2,975**
Engineered Materials	0	23	15	7	10	32	34	27	26	31	34	27	46	102	117
Latex Binders	24	23	18	18	26	26	26	19	24	17	17	9	83	95	67
Polymer Solutions	21	15	6	9	29	16	23	17	44	5	4	15	50	86	69
Americas Styrenics	18	13	19	13	6	16	4	(10)	(2)	8	(2)	(7)	62	15	(3)
Corporate	(26)	(17)	(17)	(27)	(26)	(23)	(20)	(26)	(28)	(20)	(22)	(18)	(87)	(95)	(88)
Adjusted EBITDA**	**36**	**57**	**41**	**20**	**45**	**67**	**66**	**26**	**65**	**42**	**30**	**26**	**154**	**204**	**163**
Adj EBITDA Variance Analysis															
Net Timing** Impacts - Fav/(Unfav)															
Engineered Materials	(7)	(8)	(6)	5	(7)	0	1	(1)	(0)	(1)	(1)	(3)	(17)	(6)	(5)
Latex Binders	1	(1)	(1)	0	2	(1)	1	0	1	(2)	(1)	(1)	(1)	2	(3)
Polymer Solutions	4	(6)	3	(4)	18	(9)	2	(9)	8	(8)	(7)	(2)	(3)	2	(8)
Net Timing* Impacts - Fav/(Unfav)**	**(2)**	**(16)**	**(4)**	**1**	**13**	**(10)**	**3**	**(9)**	**9**	**(10)**	**(9)**	**(6)**	**(20)**	**(2)**	**(16)**

*Trade volume excludes styrene-related sales

**See this Appendix for a reconciliation of non-GAAP measures

***Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

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US GAAP to Non-GAAP Reconciliation

TRINSEO

(in $millions, unless noted)	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	2023	2024	2025
Net Loss	(48.9)	(349.0)	(38.4)	(265.0)	(75.5)	(67.8)	(87.3)	(117.9)	(79.0)	(105.5)	(109.7)	(251.4)	(701.3)	(348.5)	(545.6)
Interest expense, net	38.3	40.2	46.6	63.3	63.0	64.7	72.3	67.5	66.6	69.5	70.6	67.1	188.4	267.5	273.8
Provision for (benefit from) income taxes	(16.7)	(25.1)	(17.7)	127.9	5.4	20.3	3.4	1.4	6.6	2.5	8.3	25.2	68.4	30.5	42.6
Depreciation and amortization	56.0	52.5	38.2	74.4	45.0	46.6	48.3	70.3	36.0	59.8	56.4	139.4	221.2	210.2	291.6
EBITDA	28.7	(281.4)	28.7	0.6	37.9	63.8	36.7	21.3	30.2	26.3	25.6	(19.7)	(223.3)	159.7	62.4
Other items	3.6	2.6	7.2	8.0	1.3	2.5	0.9	1.7	2.3	2.9	1.1	3.4	21.4	6.4	9.7
Restructuring and other charges	3.7	1.5	13.8	12.5	9.4	4.0	28.5	2.8	7.4	10.8	3.7	42.0	31.5	44.7	63.9
Loss on financing transactions	-	-	-	-	-	-	-	-	24.9	1.6	-	-	-	-	26.5
Net gain on disposition of businesses and assets	-	(16.3)	(9.3)	-	(3.6)	(3.5)	-	-	-	-	-	-	(25.6)	(7.1)	-
Acquisition transaction and integration net costs	-	0.1	-	(1.5)	-	-	-	-	-	-	-	-	(1.4)	-	-
Goodwill impairment charges	-	349.0	-	-	-	-	-	-	-	-	-	-	349.0	-	-
Asset impairment charges or write-offs	0.3	1.3	0.5	0.6	-	-	-	-	-	-	-	-	2.7	-	-
Adjusted EBITDA	36.3	56.8	40.9	20.2	45.0	66.8	66.1	25.8	64.8	41.6	30.4	25.7	154.3	203.7	162.5
<u>Adjusted EBITDA to Adjusted Net Income</u>															
Adjusted EBITDA	36.3	56.8	40.9	20.2	45.0	66.8	66.1	25.8	64.8	41.6	30.4	25.7	154.3	203.7	162.5
Interest expense, net	38.3	40.2	46.6	63.3	63.0	64.7	72.3	67.5	66.6	69.5	70.6	67.1	188.4	267.5	273.8
Provision for (benefit from) income taxes - Adjusted	(20.0)	34.8	(18.6)	12.1	4.2	5.9	3.5	6.4	1.2	2.8	3.9	9.6	8.3	20.0	17.5
Depreciation and amortization - Adjusted	53.3	49.5	49.2	50.0	46.3	47.9	47.8	46.4	45.5	44.9	42.6	41.1	202.0	188.4	174.1
Adjusted Net Income (Loss)	(35.3)	(67.7)	(36.3)	(105.2)	(68.5)	(51.7)	(57.5)	(94.5)	(48.5)	(75.6)	(86.7)	(92.1)	(244.4)	(272.2)	(302.9)
Wtd Avg Shares - Diluted (000)	*35,032*	*35,153*	*35,191*	*35,200*	*35,250*	*35,307*	*35,360*	*35,403*	*35,513*	*35,674*	*35,959*	*35,995*	*35,274*	*35,330*	*35,787*
Adjusted EPS - Diluted ($)	*(1.01)*	*(1.93)*	*(1.03)*	*(2.99)*	*(1.94)*	*(1.46)*	*(1.63)*	*(2.67)*	*(1.37)*	*(2.12)*	*(2.41)*	*(2.56)*	*(6.93)*	*(7.71)*	*(8.46)*
<u>Adjustments by Statement of Operations Caption</u>															
Loss on extinguishment of long-term debt	-	-	-	-	-	-	*0.6*	-	*0.2*	-	-	-	-	*0.6*	*0.2*
Cost of sales	-	*1.2*	*0.4*	*5.5*	-	-	-	-	-	-	-	-	*7.1*	-	-
SG&A	*7.3*	*(12.1)*	*15.4*	*13.5*	*7.1*	*6.5*	*29.6*	*4.5*	*34.4*	*16.0*	*4.8*	*47.6*	*24.1*	*47.7*	*102.8*
Impairment and other charges	*0.3*	*349.1*	-	*0.6*	-	-	-	-	-	-	-	-	*350.0*	-	-
Acquisition purchase price hedge (gain) loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other expense (income), net	-	-	*(3.6)*	-	-	*(3.5)*	*(0.8)*	-	-	*(0.7)*	-	*(2.2)*	*(3.6)*	*(4.3)*	*(2.9)*
Total EBITDA Adjustments	*7.6*	*338.2*	*12.2*	*19.6*	*7.1*	*3.0*	*29.4*	*4.5*	*34.6*	*15.3*	*4.8*	*45.4*	*377.6*	*44.0*	*100.1*
<u>Free Cash Flow Reconciliation</u>															
Cash provided by (used in) operating activities	45.4	56.5	29.3	17.5	(66.2)	(41.9)	8.8	85.1	(110.2)	6.8	(21.6)	22.6	148.7	(14.2)	(102.4)
Capital expenditures	(21.8)	(13.8)	(13.5)	(20.6)	(15.7)	(14.2)	(12.2)	(21.2)	(8.7)	(9.8)	(16.5)	(16.0)	(69.7)	(63.3)	(51.0)
Free Cash Flow	23.6	42.7	15.8	(3.1)	(81.9)	(56.1)	(3.4)	63.9	(118.9)	(3.0)	(38.1)	6.6	79.0	(77.5)	(153.4)

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated March 13, 2026. Totals may not sum due to rounding.

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